                                                                    Exhibit 99.2


                             ALAMOSA HOLDINGS, INC.
                   SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma condensed combined financial statements combine the historical balance sheets and statements of operations of Alamosa Holdings, Inc. ("Alamosa"), Roberts, WOW and Southwest. These unaudited pro forma financial statements give effect to the January 31, 2001 issuance of 12 1/2% senior notes and the acquisitions of Roberts, WOW and Southwest using the purchase method of accounting. To assist you in your analysis of the financial aspects of each of these transactions, both individually and combined, we have presented this set of unaudited pro forma condensed combined financial statements to demonstrate the financial aspects of the combined transaction.

We derived this information from the audited financial statements of Alamosa, Roberts, WOW and Southwest for the year ended December 31, 2000. This information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein for the period presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 assumes the issuance of the 12 1/2% senior notes and the acquisitions of Roberts, WOW and Southwest were effected on January 1, 2000. The unaudited pro forma condensed combined balance sheet as of December 31, 2000 gives effect to the issuance of the 12 1/2% senior notes and the acquisitions of Roberts, WOW and Southwest as if they had occurred on December 31, 2000. The accounting policies of Alamosa, Roberts, WOW and Southwest are comparable. Certain reclassifications have been made to Roberts', WOW's and Southwest's historical presentation to conform to Alamosa's presentation. These reclassifications do not impact Alamosa's, Roberts', WOW's or Southwest's operations or financial position for the periods presented.

The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The actual allocation of these adjustments will be different and the difference may be material.

We are providing the unaudited pro forma condensed combined financial information for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

                             ALAMOSA HOLDINGS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2000






                                                                            Issuance of                            Alamosa
                                                      Historical              12 1/2%                          Pro Forma Adjust
                                                        Alamosa             Senior Notes         Subtotal           ments
                                                   -----------------    -----------------  ------------------  -------------------
ASSETS                                                                      (Note 1)                               (Note 2)
Current Assets:
   Cash and cash equivalent                          $ 141,768,167       $ 182,000,000      $ 323,768,167       $        --
   Restricted cash                                            --            59,000,000(1a)     59,000,000                --
   Short-term investments                                1,600,000                --            1,600,000                --
   Accounts receivable, net                             14,746,930                --           14,746,930                --
   Inventory                                             2,752,788                --            2,752,788                --
   Prepaid expenses and other assets                     4,072,645                --            4,072,645          42,717,944
                                                   -----------------    -----------------  ------------------  -------------------
      Total current assets                             164,940,530         241,000,000        405,940,530          42,717,944

Property and equipment, net                            228,982,869                --          228,982,869                --
Notes receivable from Roberts and Roberts
Holdings' members                                       46,865,233                --           46,865,233                --
Debt issuance costs, net                                13,108,376           9,000,000(1b)     22,108,376                --
Intangible and other noncurrent assets                   4,501,005                --            4,501,005         (42,717,944)
                                                   -----------------    -----------------  ------------------  -------------------
      Total assets                                   $ 458,398,013       $ 250,000,000      $ 708,398,013       $        --
                                                   =================    =================  ==================  ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses              $  59,749,061       $        --        $  59,749,061       $        --
  Accounts payable to related parties                    1,636,745                --            1,636,745                --
  Current notes payable and installments of
  capital leases                                            35,778                --               35,778                --
  Microwave relocation obligation and other
  current liabilities                                         --                  --                 --                  --
                                                   -----------------    -----------------  ------------------  -------------------
      Total current liabilities                         61,421,584                --           61,421,584                --

  Capital lease obligations, noncurrent                  1,038,614                --            1,038,614                --
  Long-term debt                                       263,804,132         250,000,000        513,804,132                --
  Warrant and option liabilities                              --                  --                 --                  --
  Deferred tax and other noncurrent liabilities            735,593                --              735,593                --
                                                   -----------------    -----------------  ------------------  -------------------
      Total liabilities                                326,999,923         250,000,000        576,999,923                --
                                                   -----------------    -----------------  ------------------  -------------------

Commitments and  contingencies
Shareholders' equity:
  Preferred stock                                             --                  --                 --                  --
  Shareholders' equity (deficit)/members'
  equity (deficit                                      132,510,903                --          132,510,903                --
  Unearned compensation                                 (1,112,813)               --           (1,112,813)               --
                                                   -----------------    -----------------  ------------------  -------------------
      Total shareholders' equity                       131,398,090                --          131,398,090                --
                                                   -----------------    -----------------  ------------------  -------------------
      Total liabilities, redeemable preferred
      stock and shareholders' equity                   458,398,013       $ 250,000,000      $ 708,398,013       $        --
                                                   =================    =================  ==================  ===================




                                                           Roberts Merger                                WOW Merger
                                                 --------------------------------------  ------------------------------------------
                                                     Historical
                                                      Roberts            Pro Forma             Historical        Pro Forma
                                                      Wireless         Adjustments                WOW           Adjustments
                                                 -----------------  -------------------  ------------------  ----------------------
ASSETS                                                                   (Note 3)                                    (Note 4)
Current Assets:
  Cash and cash equivalents ...................   $        --       $        --            $     8,441,896   $          --
  Restricted cash .............................            --                --                       --                --
  Short-term investments ......................            --                --                       --                --
  Accounts receivable, net ....................       3,704,786          (952,183)(3g)             552,018          (641,723)(4f)
  Inventory ...................................       1,156,207              --                    510,089              --
  Prepaid expenses and other assets ...........         364,296        (1,045,785)(3f)             273,632              --
                                                 -----------------  --------------       ------------------  ----------------
     Total current assets .....................       5,225,289        (1,997,968)               9,777,635          (641,723)

Property and equipment, net ...................      67,136,728        (7,095,293)              36,686,735              --
Notes receivable from Roberts and Roberts
Holdings' members .............................      16,375,106       (37,000,000)(3f)                  --        (9,865,233)(4e)
Debt issuance costs, net ......................       1,849,450        (1,849,450)               1,479,324        (1,479,324)
Intangible and other noncurrent assets ........       6,403,772       447,560,622 (3a)             149,232        207,133,426(4a, b)
                                                 -----------------  --------------       ------------------  ----------------
     Total assets .............................   $  96,990,345     $ 399,617,911          $    48,092,926   $   195,147,146
                                                 =================  ==============       ==================  ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses .......   $  18,616,283     $  (1,997,968)(3f,g)   $     7,825,710   $      (622,998)(4f)
  Accounts payable to related parties .........            --                --                       --                --
  Current notes payable and installments of
  capital leases...............................      37,320,272       (37,000,000)(3f)           9,865,233        (9,865,233)(4e)
  Microwave relocation obligation and other
  current liabilities .........................           --                 --                       --                --
                                                 -----------------  --------------       ------------------  ----------------
     Total current liabilities ................      55,936,555       (38,997,968)              17,690,943       (10,488,231)

  Capital lease obligations, noncurrent .......            --                --                       --                --
  Long-term debt ..............................      56,000,000         8,940,164               30,960,318        17,602,302
  Warrant and option liabilities ..............            --                --                       --
  Deferred tax and other noncurrent liabilities            --         123,241,331 (3b)                            57,036,741 (4b)
                                                 -----------------  --------------       ------------------  ----------------
     Total liabilities ........................     111,936,555        93,183,527               48,651,261        64,150,812
                                                 -----------------  --------------       ------------------  ----------------


Commitments and  contingencies
Shareholders' equity:
  Preferred stock .............................            --                --                       --                --
  Shareholders' equity (deficit)/members' .....
  equity (deficit) ...........................     (14,946,210)      307,019,008                  (558,335)      130,996,334
  Unearned compensation .......................            --            (584,624)(3c)                --                --
                                                 -----------------  --------------       ------------------  ----------------
     Total shareholders' equity ...............     (14,946,210)      306,434,384                 (558,335)      130,996,334
                                                 -----------------  --------------       ------------------  ----------------

     Total liabilities, redeemable preferred
     stock and shareholders' equity ...........   $  96,990,345     $ 399,617,911          $    48,092,926   $   195,147,146
                                                 =================  ==============       ==================  ================

                                                           Southwest Merger
                                                 ----------------------------------------
                                                    Historical              Pro Forma
                                                    Southwest              Adjustments              Total
                                                 ------------------  ---------------------   --------------------
ASSETS                                                                       (Note 5)
Current Assets:
  Cash and cash equivalents ...................  $       837,285       $          --            $   333,047,348
  Restricted cash .............................             --                    --                 59,000,000
  Short-term investments ......................             --                    --                  1,600,000
  Accounts receivable, net ....................        5,357,377                  --                 22,767,205
  Inventory ...................................          703,548                  --                  5,122,632
  Prepaid expenses and other assets ...........           94,992                  --                 46,477,724
                                                 ------------------  -----------------       --------------------
     Total current assets .....................        6,993,202                  --                468,014,909

Property and equipment, net ...................       64,773,196                  --                390,484,235
Notes receivable from Roberts and Roberts
Holdings' members .............................              --                   --                 16,375,106
Debt issuance costs, net ......................        4,735,649            (4,735,649)              22,108,376
Intangible and other noncurrent assets ........          176,335           214,069,275(5a)          837,275,723
                                                 ------------------  -----------------       --------------------
     Total assets .............................  $    76,678,382       $   209,333,626          $ 1,734,258,349
                                                 ==================  ==================      ====================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses .......  $    18,896,824       $          --            $   102,466,912
  Accounts payable to related parties .........          769,135                  --                  2,405,880
  Current notes payable and installments of
  capital leases ..............................             --                    --                    356,050
  Microwave relocation obligation and other
  current liabilities .........................             --                    --                       --
                                                 ------------------  -----------------       --------------------
     Total current liabilities ................       19,665,959                  --                105,228,842


  Capital lease obligations, noncurrent .......             --                    --                  1,038,614
  Long-term debt ..............................       71,556,437            12,300,000              711,163,353
  Warrant and option liabilities ..............       18,025,470           (18,025,470)
  Deferred tax and other noncurrent liabilities             --              58,946,612 (5b)         239,960,277
                                                 ------------------  -----------------       --------------------
     Total liabilities ........................      109,247,866            53,221,142            1,057,391,086
                                                 ------------------  -----------------       --------------------


Commitments and  contingencies
Shareholders' equity:
  Preferred stock .............................             --                    --                       --
  Shareholders' equity (deficit)/members'
  equity (deficit) ............................      (32,569,484)          156,112,484              678,564,700
  Unearned compensation .......................             --                    --                 (1,697,437)
                                                 ------------------  -----------------       --------------------
     Total shareholders' equity ...............      (32,569,484)          156,112,484              676,867,263
                                                 ------------------  -----------------       --------------------

     Total liabilities, redeemable preferred
     stock and shareholders' equity ...........  $    76,678,382       $   209,333,626          $ 1,734,258,349
                                                 ==================  ==================      ====================




                                                                            Issuance of                            Alamosa
                                                      Historical              12 1/2%                          Pro Forma Adjust
                                                        Alamosa             Senior Notes         Subtotal           ments
                                                   -----------------    -----------------  ------------------  -------------------
REVENUES:                                                                   (Note 1)                               (Note 2)
  Service revenues                                     $  73,499,638    $        --            $  73,499,638    $        --
  Product sales                                            9,200,669             --                9,200,669             --
                                                   -----------------    -----------------  ------------------  -------------------
     Total revenue                                        82,700,307             --               82,700,307             --
                                                   -----------------    -----------------  ------------------  -------------------
Costs and Expenses:
  Cost of service and operations                          54,593,689             --               54,593,689             --
  Cost of service and operations - related parties              --               --                     --               --
  Cost of products sold                                   20,524,427             --               20,524,427             --
  Selling and marketing                                   46,513,835             --               46,513,835             --
  Selling and marketing - related parties                       --               --                     --               --
  General and administrative expenses                      9,537,510             --                9,537,510             --
  Selling, general and administrative                           --               --                     --               --
  Equity participation compensation expense                5,650,625             --                5,650,625             --
  General and administrative - related parties                  --               --                     --               --
  Terminated merger and acquisition costs                  2,246,789             --                2,246,789             --
  Depreciation and amortization                           12,530,038             --               12,530,038             --
                                                   -----------------    -----------------  ------------------  -------------------
     Total costs and expenses                            151,596,913             --              151,596,913             --
                                                   -----------------    -----------------  ------------------  -------------------

     Loss from operations                                (68,896,606)            --              (68,896,606)            --

Interest and other income                                 14,483,431             --               14,483,431             --
Interest expense                                         (25,774,925)     (32,150,000)           (57,924,925)         (77,542)
                                                   -----------------    -----------------  ------------------  -------------------
     Loss before income tax benefit                      (80,188,100)     (32,150,000)          (112,338,100)         (77,542)

Income tax benefit                                              --               --                     --         42,717,944
                                                   -----------------    -----------------  ------------------  -------------------
     Net income/(loss)                                 $ (80,188,100)   $ (32,150,000)         $(112,338,100)   $  42,640,402
                                                   =================    =================  ==================  ===================

         Net loss per common share, basic
         and diluted                                   $       (1.33)

         Weighted average common shares outstanding,
         basic and diluted                                60,198,390



                                                              Roberts Merger                                WOW Merger
                                                    --------------------------------------  ----------------------------------------
                                                        Historical
                                                         Roberts            Pro Forma             Historical        Pro Forma
                                                         Wireless         Adjustments                WOW           Adjustments
                                                     -----------------  -------------------  ------------------  -------------------
                                                                         (Note 3)                                    (Note 4)
Revenues:
  Service revenues                                      $  13,413,135    $        --            $   1,823,485    $        --
  Product sales                                             1,315,616             --                  682,576             --
                                                     -----------------  -------------------  ------------------  -------------------
     Total revenue                                         14,728,751             --                2,506,061             --
                                                     -----------------  -------------------  ------------------  -------------------

Costs and Expenses:
  Cost of service and operations                           10,004,526             --                4,373,599             --
  Cost of service and operations - related parties               --               --                     --               --
  Cost of products sold                                     2,493,853             --                1,750,059             --
  Selling and marketing                                     6,975,964             --                4,106,230             --
  Selling and marketing - related parties                        --               --                     --               --
  General and administrative expenses                       2,507,262          350,000(3c,g)        4,218,699             --
  Selling, general and administrative                            --               --                     --               --
  Equity participation compensation expense                      --            116,925(3c)               --               --
  General and administrative - related parties                   --               --                  158,649             --
  Terminated merger and acquisition costs                        --               --                     --               --
  Depreciation and amortization                             5,671,944       24,027,603 (3d)         1,432,661       11,443,836(4c)
                                                     -----------------  -------------------  ------------------  -------------------
     Total costs and expenses                              27,653,549       24,494,528             16,039,897       11,443,836
                                                     -----------------  -------------------  ------------------  -------------------

     Loss from operations                                 (12,924,798)     (24,494,528)           (13,533,836)     (11,443,836)

Interest and other income                                      98,085             --                  155,966             --
Interest expense                                           (3,279,364)      (1,151,046)(3e)          (978,159)      (2,266,296)(4d)
                                                     -----------------  -------------------  ------------------  -------------------
     Loss before income tax benefit                       (16,106,077)     (25,645,574)           (14,356,029)     (13,710,132)

Income tax benefit                                               --         13,325,584(3d)                 --        9,467,685(4c)
                                                     -----------------  -------------------  ------------------  -------------------
     Net income/(loss)                                  $ (16,106,077)   $ (12,319,990)         $ (14,356,029)   $  (4,242,447)
                                                     =================  ===================  ==================  ==================-


                                                                 Southwest Merger
                                                       ----------------------------------------
                                                          Historical              Pro Forma
                                                          Southwest              Adjustments              Total
                                                       ------------------  ---------------------   --------------------
                                                                                   (Note 5)
Revenues:
  Service revenues                                      $  27,129,444          $        --                $ 115,865,702
  Product sales                                             2,731,731                   --                   13,930,592
                                                       ------------------  ---------------------   --------------------
     Total revenue                                         29,861,175                   --                  129,796,294
                                                       ------------------  ---------------------   --------------------

Costs and Expenses:
  Cost of service and operations                           10,297,643                   --                   79,269,457
  Cost of service and operations - related parties               --                     --                         --
  Cost of products sold                                     8,819,132                   --                   33,587,471
  Selling and marketing                                    17,084,857                   --                   74,680,886
  Selling and marketing - related parties                        --                     --                         --
  General and administrative expenses                       4,379,329                   --                   20,992,800
  Selling, general and administrative                       2,127,857                   --                    2,127,857
  Equity participation compensation expense                      --                     --                    5,767,550
  General and administrative - related parties                   --                     --                      158,649
  Terminated merger and acquisition costs                        --                     --                    2,246,789
  Depreciation and amortization                             7,500,760             12,163,027(5c)             74,769,869
                                                       ------------------  ---------------------   --------------------
     Total costs and expenses                              50,209,578             12,163,027                293,601,328
                                                       ------------------  ---------------------   --------------------

     Loss from operations                                 (20,348,403)           (12,163,027)              (163,805,034)
Interest and other income                                      98,339                   --                   14,835,821
Interest expense                                           (7,059,737)            (2,085,189) (5d,e)        (74,822,258)
                                                       ------------------  ---------------------   --------------------
     Loss before income tax benefit                       (27,309,801)           (14,248,216)              (223,791,471)
Income tax benefit                                               --               14,519,336(5c)             80,030,549
                                                       ------------------  ---------------------   --------------------
     Net income/(loss)                                  $ (27,309,801)         $     271,120              $(143,760,922)
                                                       ==================  =====================   ====================


         Net loss per common share, basic
         and diluted                                                                                      $       (1.58)
         Weighted average common shares outstanding,
         basic and diluted                                                                                   90,848,390

CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - ADJUSTMENTS FOR ISSUANCE OF 12 1/2% SENIOR NOTES

Adjustments have been made to Alamosa's historical financial statements to illustrate the effects of the January 31, 2001 issuance of the 12 1/2% senior notes in the amount of $250 million by Alamosa (Delaware), Inc., a wholly-owned subsidiary of Alamosa ("Alamosa (Delaware)").

(1a) Approximately $59.0 million of the net proceeds were used to establish a security account to secure payment on a pro rata basis the payment obligations under the 12 1/2% senior notes and Alamosa (Delaware)'s existing 12 7/8% senior discount notes.

(1b) Debt issuance costs, comprised of a 3% commitment fee and $1.5 million of other expenses, will be amortized on a straight-line basis over the ten-year life of the senior notes.

NOTE 2 - ALAMOSA PRO FORMA ADJUSTMENTS

The pro forma income tax expense adjustments to Alamosa's historical financial statements represent the reversal of the deferred tax asset valuation allowance and the resulting recognition of its deductible net operating loss carry forwards. These adjustments were based on an assessment of the combined past and expected future taxable income of Alamosa and expected reversals of the temporary differences from the Roberts, WOW and Southwest mergers.

On December 20, 2000, we announced that we had entered into a commitment letter with a group of banks providing for a new senior credit facility of up to $280 million, to be made to Alamosa Holdings, LLC. The senior secured credit facility was closed and initial funding of $150 million was made on February 14, 2001 in connection with the completion of the Roberts and WOW mergers. A portion of the proceeds of the credit facility were used to refinance Alamosa's existing credit facility, to fund the cash portion of the consideration in the Roberts and WOW mergers, and to pay transaction costs. On March 30, 2001, the senior credit facility was increased from $280 million to $333 million. The additional $53 million was used to pay off the secured portion of Southwest's $82 million of debt assumed in the closing of the merger. Remaining proceeds will be used for general corporate purposes, including funding capital expenditures, subscriber acquisition costs and marketing costs, purchase of spectrum and working capital needs. The credit facility is comprised of a term facility of $293 million and a revolving credit facility of $40 million, each with a term of seven years. The rate of interest will be based on LIBOR plus an interest margin.

The pro forma adjustment to interest expense reflects Alamosa's incremental expense based on the new rate of interest applicable under the senior secured credit facility.

A 1/8% variance in interest rates would increase or decrease interest expense by $38,771 for the year-ended December 31, 2000.

NOTE 3 - THE ROBERTS MERGER

Pursuant to the Roberts reorganization agreement, the members of Roberts formed Roberts Wireless Holdings, L.L.C., which held all of the outstanding membership interest of Roberts. On February 14, 2001, Roberts Holdings merged with and into Alamosa. Each unit of membership interest of Roberts Holdings was converted into the right to receive (i) 675 shares of Alamosa common stock, and (ii) up to $200 in cash, without any interest thereon. The aggregate consideration paid in the Roberts merger was 13,500,000 shares of Alamosa common stock and $4.0 million in cash. Alamosa also assumed the net debt of Roberts, which amounted to approximately $56.0 million.

To obtain the consent of Sprint PCS to the terms of the Roberts reorganization agreement, Alamosa agreed to make certain payments to Sprint PCS if Roberts did not meet its network build-out timetables in certain markets. With respect to each of these markets for which the target dates have passed, Roberts either has met all launch and build-out requirements or has been granted an extension by Sprint PCS under a "force majeure" exception.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations have been adjusted for the Roberts merger, which includes Alamosa's acquisition of Roberts in exchange for cash and stock in Alamosa. The Roberts merger will be accounted for using the purchase method of accounting.

The pro forma adjustments represent the purchase accounting adjustments necessary to reflect the Roberts merger. The aggregate purchase price was calculated as follows:



         Outstanding Membership interests of Roberts Holdings                                      20,000
         Exchange ratio per membership interest                                                       675
                                                                                            -------------
         Equivalent Holding Company trading common shares                                      13,500,000
         Average trading price                                                              $       21.56    (i)
                                                                                            -------------
           Subtotal                                                                         $ 291,060,000
         Cash consideration                                                                     4,000,000
         Fair market value of stock options issued                                                428,175    (ii)
         Merger-related costs                                                                   4,940,164    (iii)
         Assumed deferred tax liability                                                       123,241,331    (3b)
                                                                                            -------------
           Total consideration                                                              $ 423,669,670
                                                                                            =============

Goodwill was calculated as follows:

         Total consideration                                                                $ 423,669,670
         Less:
                  Roberts members' equity at December 31, 2000                                (14,946,210)
                  Write-off deferred debt issuance costs and other intangible assets           (8,228,343)
                  Excluded assets                                                              (7,095,293)   (iv)
                  Estimated fair value of Sprint PCS affiliation and operating agreements     330,698,185
                                                                                            -------------
                           Goodwill                                                         $ 123,241,331
                                                                                            =============


(i) The average trading price is based on the average of the closing prices of Alamosa (Delaware)'s common stock for the two days before, the day of, and the two days after the date of the announcement of the Roberts merger, July 31, 2000.

(ii) Pursuant to the Roberts reorganization agreement, at the closing of the Roberts merger, Alamosa issued stock options to purchase a total of 45,000 shares of Alamosa common stock to former employees and consultants of Roberts identified by Michael and Steven Roberts prior to closing. It is not anticipated that these employees and consultants will be providing services to Alamosa in the future. The options will have an exercise price of 90% of the market value of Alamosa common stock on the date of grant, which was February 14, 2001. The fair value of the stock options was based on a Black-Scholes valuation and has been recorded as additional consideration.

(iii) Costs of the Roberts merger have been included as additional purchase price and are:

           Investment banking fees                      $      2,356,639
           Legal, accounting and other                         2,583,525
                                                        ----------------
              Total merger-related costs                $      4,940,164
                                                        ----------------

(iv) Pursuant to the Roberts reorganization agreement, Roberts transferred to the members, Roberts Tower Company or other entities controlled by them, $7,095,293 of real estate, towers, base stations and retail store sites that were funded directly or indirectly with capital contributions to Roberts by the members.

We have preliminarily allocated the excess of the estimated purchase price over the estimated fair value of the net tangible identifiable assets acquired to the Sprint PCS affiliation and operating agreements ($330,698,185) and goodwill ($123,241,331). A deferred tax liability has been assumed for the difference between the reported amounts allocated to the Sprint PCS affiliation and operating agreements and the underlying tax basis. The final allocation of the excess purchase price over net identifiable assets, which will be determined by an independent appraiser, will include, if applicable, recognition of fair value adjustments to the tangible assets, liabilities and identifiable intangible assets, including the Sprint PCS affiliation and operating agreements, intellectual property, subscriber lists and residual goodwill. For illustrative purposes, we have amortized all intangible assets over a period of 18.7 years to reflect the remaining term of the underlying Sprint PCS affiliation and operating agreements from the assumed date of the closing of the reorganization, which for purposes of this presentation is December 31, 2000.

(3a) The value assigned to the Sprint PCS affiliation and operating agreements of $330,698,185 and goodwill of $123,241,331 is recorded as a pro forma adjustment to the unaudited pro forma combined condensed balance sheet, less the write off of existing intangible assets of $6,378,893.

(3b) A deferred tax liability has been recorded for the differences between the estimated fair value and tax bases of the Roberts assets acquired and liabilities assumed. We have assumed the estimated fair value of the assets acquired, other than the Sprint PCS affiliation and operating agreements, and liabilities assumed are equal to their tax bases. The effective tax rate of 38% is an estimate of the composite federal and state income tax rates. The deferred tax liability has been calculated as follows:

                                                  Estimated                             Temporary
                                                  Fair Value          Tax Basis         Difference
                                              -----------------   -----------------  -----------------
      Sprint PCS affiliation and operating
      agreements                                $ 330,698,185         $6,378,893       $ 324,319,292
      Estimated effective tax rate                                                                38%
                                                                                       -------------
      Deferred tax liability                                                           $ 123,241,331
                                                                                       =============


(3c) Represents the estimated cost associated with Michael Roberts', Steven Roberts' and Kay Gabbert's five-year consulting agreements. The aggregate annual cost of these consulting agreements totals $350,000 and has been recorded as compensation expense. In addition, as part of Ms. Gabbert's five-year consulting agreement, she will receive options for 40,000 shares of Alamosa common stock vesting over five years, at an exercise price of 90% of the market value of Alamosa (Delaware) common stock on July 1, 2000. The fair value associated with these stock options was based on a Black-Scholes valuation and has been recorded as unearned compensation amortized over five years.

(3d) The pro forma adjustment to depreciation and amortization expense reflects the incremental amortization expense related to the intangible assets as if the Roberts merger occurred on January 1, 2000. The intangible assets related to the Sprint PCS affiliation and operating agreements and goodwill were amortized over 18.7 years. This amount totals $24,027,603 for the year ended December 31, 2000. These amounts are exclusive of similar amortization expense already recorded by Roberts. A deferred tax benefit has been recorded for the Roberts Net Operating Loss ("NOL") based on the expectation of its realizability.

(3e) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the Roberts merger and merger-related costs, assuming an annual interest rate of 12

      7/8%. This interest rate is based on the terms of a new senior credit facility as discussed in Note 1. This interest amount totals $1,151,046 for the year ended December 31, 2000. A 1/8% variance in interest rates would increase or decrease interest expense by $11,175 for the year ended December 31, 2000.

(3f) The pro forma adjustment represents entries to eliminate Alamosa's note receivable and Roberts' corresponding note payable and related interest of $1,045,785 obtained pursuant to the loans agreement dated July 31, 2000 whereby Alamosa Operations agreed to lend up to $26.6 million to Roberts and up to $15.0 million to the owners of Roberts to be used for the purpose of funding Roberts' working capital needs through the completion of the merger. As of December 31, 2000, $37.0 million had been funded under the loan agreements. At the completion of the Roberts acquisition, the Roberts promissory note was transferred to Alamosa (Delaware) and contributed as equity to its wholly owned subsidiary, Alamosa Holdings, LLC.

(3g) The pro forma adjustment represents entries to eliminate Alamosa's receivables and Roberts' corresponding payables generated pursuant to the services agreement dated July 31, 2000 whereby Alamosa Operations agreed to provide various services in connection with the operation of Roberts' business. Under the terms of the agreement, Roberts was to pay Alamosa (Delaware) a management fee of $100,000 per month and reimburse Alamosa (Delaware) for certain costs and expenses incurred by or paid by Alamosa (Delaware) pursuant to the agreement. As of December 31, 2000, these amounts totaled $600,000 and $352,183, respectively.

NOTE 4 - THE WOW MERGER

Pursuant to the WOW reorganization agreement, the members of WOW formed WOW Holdings, LLC, which held all of the outstanding membership interest of WOW. On February 14, 2001, WOW Holdings merged with and into Alamosa. Each unit of membership interest of WOW Holdings was converted into the right to receive
(i) 0.19171 shares of Alamosa common stock, and (ii) $0.396 in cash, without any interest thereon. The aggregate consideration paid in the WOW merger was 6,050,000 shares of Alamosa Holdings common stock and $12.5 million in cash. Alamosa assumed the net debt of WOW which amounted to approximately
$31.0 million.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations have been adjusted for the WOW merger, which includes Alamosa's acquisition of WOW in exchange for cash and stock in Alamosa. The WOW merger will be accounted for using the purchase method of accounting.

The pro forma adjustments represent the purchase accounting adjustments necessary to reflect the WOW merger. The aggregate purchase price was calculated as follows:


    Outstanding Membership interests of WOW Holdings          31,558,046
    Exchange ratio per membership interest                       0.19171
                                                           -------------
    Equivalent Holding Company trading common shares           6,050,000
    Average trading price                                  $       21.56  (i)
                                                           -------------
       Subtotal                                            $ 130,438,000
    Cash consideration                                        12,500,000
    Merger-related costs                                       3,074,587  (ii)
    Assumption of value appreciation plan obligations          1,028,088  (iii)
    Assumed deferred tax liability                            57,036,741  (4b)
                                                           -------------
       Total consideration                                 $ 204,077,416
                                                           =============

Goodwill was calculated as follows:


     Total consideration                                                       $  204,077,416
     Less:
     WOW members' equity at December 31, 2000, less investment banking fees        (1,576,687)  (ii)
     Write-off deferred debt issuance costs                                        (1,479,324)
     Estimated fair value of Sprint PCS affiliation and operating agreements      150,096,686
                                                                               --------------
        Goodwill                                                               $   57,036,741
                                                                               ==============


(i) The average trading price is based on the average of the closing prices of Alamosa (Delaware)'s common stock for the two days before, the day of, and the two days after the date of the announcement of the WOW merger, July 31, 2000.

(ii) Costs of the WOW merger have been included as additional purchase price and are:


      Investment banking fees                                 $    1,213,868
      Legal, accounting and other                                  1,509,472
      Severance obligations                                          351,247
                                                              --------------
         Total merger-related costs                           $    3,074,587
                                                              ==============

      Under the terms of the WOW merger, Alamosa has agreed to also pay WOW's investment banking fees associated with the merger of $1,018,352. These fees have not been included in the preceding table. No pro forma adjustment was recorded in WOW's pro forma condensed statement of operations given the one-time nature of the charge. In calculating goodwill, the estimated fees were deducted from WOW's members' equity at December 31, 2000.

(iii) Pursuant to the WOW reorganization agreement, at the request of Alamosa, WOW terminated its value appreciation plan before completion of the WOW merger and all participants of the value appreciation plan became fully vested. Alamosa assumed the obligations owed under the value appreciation plan both to Mitchell Moore and to one other WOW employee whom Alamosa elected to employ. The obligation owed under the value appreciation plan was recorded as additional purchase price. The agreement stipulates that Mitchell Moore received a fixed value of $1,000,000 in satisfaction of the obligation to him. All of the obligation to Mr. Moore and one-third of the remaining obligation was paid on the date of completion of the WOW merger. The remaining amount ($18,725) is payable in equal installments six and twelve months after the date of completion of the WOW merger, regardless of the employee's employment status.

We have preliminarily allocated the excess of the estimated purchase price over the estimated fair value of the net tangible identifiable assets acquired to the Sprint PCS affiliation and operating agreements ($150,096,686) and goodwill ($57,036,741). A deferred tax liability has been assumed for the difference between the reported amounts allocated to the Sprint PCS affiliation and operating agreements and the underlying tax basis. The final allocation of the excess purchase price over net identifiable assets, which will be determined by an independent appraiser, will include, if applicable, recognition of fair value adjustments to the tangible assets, liabilities and identifiable intangible assets, including the Sprint PCS affiliation and operating agreements, intellectual property and residual goodwill. For illustrative purposes, we have amortized all intangible assets over a period of 18.1 years to reflect the remaining term of the underlying Sprint PCS affiliation and operating agreements from the assumed date of the closing of the reorganization.

(4a) The value assigned to the Sprint PCS affiliation and operating agreements of $150,096,686 and goodwill of $57,036,741 has been recorded as a pro forma adjustment to the unaudited pro forma combined condensed balance sheet.

(4b) A deferred tax liability has been recorded for the differences between the estimated fair value and tax bases of the WOW assets acquired and liabilities assumed. We have assumed the estimated fair value of the assets acquired, other than the Sprint PCS affiliation and operating agreements, and liabilities assumed are equal to their tax bases. The effective tax rate of 38% is an estimate of the composite federal and state income tax rates. The deferred tax liability has been calculated as follows:


                                                           Estimated                          Temporary
                                                           Fair Value         Tax Basis       Difference
                                                        ----------------  ---------------  -----------------
      Sprint PCS affiliation and operating agreements     $ 150,096,686    $        -      $   150,096,68 6
      Estimated effective tax rate                                                                       38%
                                                                                           ----------------
      Deferred tax liability                                                               $     57,036,741
                                                                                           ================

(4c) The pro forma adjustment to depreciation and amortization expense reflects the amortization of the intangible assets over 18.1 years recognized as if the WOW merger occurred on January 1, 2000. This amount totals $11,443,836 for the year ended December 31, 2000. A deferred tax benefit has been recorded for the WOW NOL based on the expectation of its realizability.

(4d) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the WOW merger and merger-related costs, assuming an annual interest rate of 12 7/8%. This interest rate is based on the terms of a new senior credit facility as discussed in Note 1. This amount totals $2,266,296 for the year ended December 31, 2000. A 1/8% variance in interest rates would increase or decrease interest expense by $22,003 for the year ended December 31, 2000.

(4e) The pro forma adjustment represents entries to eliminate Alamosa's note receivable and WOW's corresponding note payable obtained pursuant to the loan agreement dated July 31, 2000 whereby Alamosa Operations agreed to lend up to $11.0 million to WOW to be used for the purpose of funding WOW's working capital needs through the completion of the merger. As of December 31, 2000, $9,865,233 had been funded under the loan agreement. At the completion of the WOW acquisition, the WOW promissory note was transferred to Alamosa (Delaware) and contributed as equity to its wholly owned subsidiary, Alamosa Holdings, LLC.

(4f) The pro forma adjustment represents entries to eliminate Alamosa's receivables and WOW's corresponding payables generated pursuant to the services agreement dated September 1, 2000 whereby Alamosa Operations agreed to provide various services in connection with the operation of WOW's business. Under the terms of the agreement, WOW was to pay Alamosa (Delaware) a management fee of $100,000 per month and reimburse Alamosa (Delaware) for certain costs and expenses incurred by or paid by Alamosa (Delaware) pursuant to the agreement. As of December 31, 2000, these amounts totaled $300,000 and $341,723, respectively.

NOTE 5 - THE SOUTHWEST MERGER

On March 30, 2001 Southwest PCS Holdings, Inc. ("Southwest") merged with and into Forty Acquisition, Inc., a wholly-owned subsidiary of Alamosa. The aggregate consideration paid in the Southwest merger was 11,100,000 shares of Alamosa common stock and $5 million in cash. Alamosa assumed the net debt of Southwest which amounts to approximately $71.5 million as of December 31, 2000.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations have been adjusted for the Southwest merger, which includes Alamosa's acquisition of Southwest in exchange for cash and stock in Alamosa. The Southwest merger will be accounted for using the purchase method of accounting.

The pro forma adjustments represent the purchase accounting adjustments necessary to reflect the Southwest merger. The aggregate purchase price was calculated as follows:


         Holding Company trading common shares                                         11,100,000
         Average trading price                                                      $       11.13  (i)
                                                                                    -------------
            Subtotal                                                                $ 123,543,000
         Cash consideration                                                             5,000,000
         Merger-related costs                                                           5,000,000  (ii)
         Assumed deferred tax liability                                                58,946,612  (5b)
                                                                                    -------------
            Total consideration                                                     $ 192,489,612
                                                                                    =============

Goodwill was calculated as follows:

         Total consideration                                                        $ 192,489,612
         Less:
         Southwest's equity at December 31, 2000                                      (34,869,484)
         Equity conversion                                                             18,025,470  (iii)
         Write-off of debt financing costs                                             (4,735,649)
         Estimated fair value of Sprint PCS affiliation and operating agreements      155,122,663
                                                                                    -------------
            Goodwill                                                               $   58,946,612
                                                                                   ==============


(i) The average trading price is based on the average of the closing prices of Alamosa's common stock for the two days before, the day of, and the two days after the date of the announcement of the Southwest merger, March 9, 2001.

(ii) Anticipated costs of the Southwest merger have been included as additional purchase price and are:

         Investment banking fees                               $   3,500,000
         Legal, accounting and other                                 500,000
         Severance obligations                                     1,000,000
                                                               -------------
            Total merger-related costs                         $   5,000,000
                                                               =============

      Under the terms of the Southwest merger, Alamosa has agreed to also pay Southwest's investment banking fees associated with the merger of $2,300,000. These fees have not been included in the preceding table. No pro forma adjustment was recorded in Southwest's pro forma condensed statement of operations given the one-time nature of the charge. In calculating goodwill, the estimated fees were deducted from Southwest's members' equity at December 31, 2000.

(iii) Pursuant to the merger agreement, the redeemable warrants and option of Southwest previously recorded as a liability in Southwest's financial statements were converted into equity. As a result, the fair value of these instruments was reclassed to equity on a pro forma basis.

We have preliminarily allocated the excess of the estimated purchase price over the estimated fair value of the net tangible identifiable assets acquired to the Sprint PCS affiliation and operating agreements ($155,122,663) and goodwill ($58,946,612). A deferred tax liability has been assumed for the difference between the reported amounts allocated to the Sprint PCS affiliation and operating agreements and the underlying tax basis. The final allocation of the excess purchase price over net identifiable assets, which will be determined by an independent appraiser, will include, if applicable, recognition of fair value adjustments to the tangible assets, liabilities and identifiable intangible assets, including the Sprint PCS affiliation and operating agreements, intellectual property and residual goodwill. For illustrative purposes, we have amortized all intangible assets over a period of 17.6 years to reflect the remaining term of the underlying Sprint PCS affiliation and operating agreements from the assumed date of the closing of the Southwest merger, which for purposes of this presentation is December 31, 2000.

(5a) The value assigned to the Sprint PCS affiliation and operating agreements of $155,122,663 and goodwill of $58,946,612 has been recorded as a pro forma adjustment to the unaudited pro forma combined condensed balance sheet.

(5b) A deferred tax liability has been recorded for the differences between the estimated fair value and tax bases of the Southwest assets acquired and liabilities assumed. We have assumed the estimated fair value of the assets acquired, other than the Sprint PCS affiliation and operating agreements, and liabilities assumed are equal to their tax bases. The effective tax rate of 38% is an estimate of the composite federal and state income tax rates. The deferred tax liability has been calculated as follows:


                                                           Estimated                          Temporary
                                                           Fair Value       Tax Basis         Difference
                                                         ---------------  --------------  ----------------
      Sprint PCS affiliation and operating agreements     $ 155,122,663    $        -      $   155,122,663
      Estimated effective tax rate                                                                      38%
      Deferred tax liability                                                               $     58,946,612


(5c) The pro forma adjustment to depreciation and amortization expense reflects the amortization of the intangible assets over 17.6 years recognized as if the Southwest merger occurred on January 1, 2000. This amount totals $12,163,027 for the year ended December 31, 2000. A deferred tax benefit has been recorded for the Southwest NOL based on the expectation of its realizability.

(5d) The pro forma adjustment reflects an increase in interest expense related to the incremental debt to fund the cash consideration of the Southwest merger and merger-related costs, assuming an annual interest rate of 12 7/8%. This rate is based on the terms of a new senior credit facility as discussed in Note 1. This amount totals $1,583,625 for the year ended December 31, 2000. A 1/8% variance in interest rates would increase or decrease interest expense by $15,375 for the year ended December 31, 2000.

(5e) The pro forma adjustment to interest expense reflects the incremental interest expense based on the new rate of interest applicable under the senior secured credit facility which was used to pay off the secured portion of Southwest's debt assumed upon closing. This amount totals $501,564 for the year ended December 31, 2000.